Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

PolyOne Announces Fourth Quarter and Full Year 2011 Results

Fourth Quarter Results

•	Earnings per share of $0.13; earnings per share as adjusted of $0.18

•	Adjusted earnings per share expand 20% over $0.15 for fourth quarter 2010

•	Completed acquisition of ColorMatrix on December 21, accelerating specialty transformation

Full Year Results

•	Earnings per share of $1.83 versus $1.69 in 2010

•	Adjusted earnings per share of $1.02 increased 29% from $0.79 in the prior year

•	Record performances in all three strategic platforms

CLEVELAND – February 17, 2012 – PolyOne Corporation (NYSE: POL) today reported $640.4 million of revenues for the fourth quarter of 2011, a 4% increase compared to $617.8 million in the fourth quarter of 2010.

Diluted earnings per share totaled $0.13 in the fourth quarter of 2011 compared to diluted earnings per share of $0.92 in the fourth quarter of 2010. Adjusted earnings per share increased 20% to $0.18 for the fourth quarter of 2011 up from $0.15 recorded in the fourth quarter last year.

Full year revenues in 2011 increased 9% to $2.9 billion, compared to $2.6 billion in the prior year. Diluted earnings per share totaled $1.83 for the full year 2011, compared to $1.69 per diluted share in 2010. Adjusted earnings per share increased 29% to $1.02 per diluted share for full year 2011 compared with $0.79 per diluted share recorded in the prior year.

“I am pleased with our fourth quarter results, as we expanded adjusted EPS by 20% over the fourth quarter of 2010 and completed the acquisition of ColorMatrix,” said Stephen D. Newlin, chairman, president and chief executive officer. “The fourth quarter marks the end of another record-breaking year for PolyOne. For the year, both our Specialty Platform and PolyOne Distribution achieved record levels of operating income, while Performance Products and Solutions reached a new record return on sales of 7.2%.”

Newlin added, “I look back on 2011as a critical inflection point in our transformation toward becoming a specialty company. We divested our equity investment in SunBelt, a commodity manufacturer of chlorine and caustic soda, and, among other important initiatives, completed the acquisitions of Uniplen in Brazil and ColorMatrix, a global leader in additive and liquid colorant technologies.”

The company said the acquisition of ColorMatrix had a negligible impact on earnings in 2011 as it was completed on December 21.

“With respect to ColorMatrix, we are increasing accretion guidance for 2012 and 2013,” Newlin said. “Net of deal-related financing costs, we expect ColorMatrix will add income of $0.04 to $0.06 per share in 2012 and $0.12 to $0.15 per share in 2013. Integration is well underway, and our confidence in this acquisition has grown as we plan to leverage each other’s strengths to accelerate growth.”

Commenting on the company’s outlook, Newlin said “Looking at 2012, we expect another year of record adjusted earnings per share. However, growth rates may decelerate given the current economic environment.” Newlin added, “While a slowdown in the European economy and a weaker Euro pose near term headwinds, we remain extremely optimistic about our medium to long-term growth prospects.”

“Our acquisitions in 2011 would not have been possible if it were not for the divestiture of commodity investments and prudent cash management,” said Robert M. Patterson, executive vice president and chief financial officer. “In addition to the upfront proceeds generated from the sale of our investment in SunBelt in February of 2011, we further expect to benefit from the transaction’s three year earn-out structure. During the fourth quarter of 2011 we recorded a gain of $18.1 million related to the first year of the earn-out, which we expect to collect in the first quarter of 2012.”

Patterson added, “We ended the year with $192 million of cash on the balance sheet after the purchase of ColorMatrix and related financing. This, coupled with $148 million of availability under our new asset-based revolver, leaves us with more than ample cash to fund our future growth initiatives.”

The company also said that during the fourth quarter it repurchased two million shares of PolyOne common stock in the open market.

To facilitate a comparison of current period results with prior-year amounts, net income and earnings per share have been adjusted to exclude special items, tax adjustments and equity income from the now divested SunBelt joint venture. The chart below identifies the adjustments related to the fourth quarter of 2011 and 2010, respectively.

In millions (except per share amounts)
	Q4 2011	EPS	Q4 2010	EPS
Net Income	$12.3	$0.13	$89.9	$0.92

SunBelt equity income, after tax	—	—	(3.5)	(0.03)
Special items, after tax	45.3	0.49	3.3	0.03
Tax adjustments	(40.9)	(0.44)	(75.3)	(0.77)

Adjusted net income / EPS	$16.7	$0.18	$14.4	$0.15

The company recorded special items in the fourth quarter of 2011, the largest of which included an $83.8 million ($52.0 million after tax; $0.57 per share) mark-to-market adjustment for pension actuarial losses, partially offset by an earn-out from the sale of its SunBelt joint venture of $18.1 million ($11.2 million after tax; $0.12 per share). The company also recorded $40.9 million of favorable tax adjustments, including a $29.5 million ($0.32 per share) benefit associated with the prior divestiture of its investment in O’Sullivan Engineered Films, and valuation allowance reversals. Special items for the fourth quarter 2010 included the company’s $16.3 million ($10.1 million after tax; $0.10 per share) gain on the sale of its BayOne joint venture investment, offset partially by environmental remediation costs. Additionally in the fourth quarter 2010 the company recorded $75.3 million ($0.77 per share) of favorable tax adjustments primarily related to the reversal of its U.S. deferred tax asset valuation allowance.

# # #

Fourth Quarter 2011 Conference Call

PolyOne will host a conference call at 9 a.m. Eastern Time on Friday, February 17, 2012. The conference dial-in number is

866-543-6403 (domestic) or 617-213-8896 (international), pass code 40395353. The replay will be available for two weeks, beginning at 12:00 p.m. Eastern Time, February 17, 2012 on the Company’s Web site at www.polyone.com/investor or by phone at 888-286-8010 (domestic) or 617-801-6888 (international). The pass code for the replay is 34791134.

About PolyOne

PolyOne Corporation, with 2011 revenues of $2.9 billion, is a premier provider of specialized polymer materials, services and solutions. Headquartered outside Cleveland, Ohio USA, PolyOne has operations around the world. Consistent with the company’s strategy of specialty growth and global expansion, in December of 2011 PolyOne acquired ColorMatrix Group, Inc., a highly specialized company with a premier suite of additive technologies and a leading market position in liquid colorants. For additional information on PolyOne, visit our Web site at www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news

Investor Relations Contact:

Cynthia D. Tomasch

Vice President, Planning & Investor Relations

PolyOne Corporation

+1 440-930-3155

cynthia.tomasch@polyone.com

Media Contact:

Kyle Rose Director, Corporate Communications

PolyOne Corporation

+1 440-930-3162

kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing and chlor-alkali markets; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs, and other political, economic and regulatory risks; changes in polymer consumption growth rates where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions, employee productivity goals and our new global organization structure; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; the inability to achieve expected results from our acquisition activities; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; SunBelt’s future results of operations and corresponding impact on any additional earn-outs that we may be entitled to; the ability to successfully integrate ColorMatrix and achieve the expected results from the acquisition, including the acquisition being accretive; the ability to retain ColorMatrix’s management team and its relationships with customers; the ability to successfully form and operate our joint venture in the Middle East; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1

Supplemental Information

Summary of Consolidated Operating Results (Unaudited)

Fourth Quarter 2011

(In millions, except per share data)

Operating results:	Three Months Ended December 31,		Year Ended December 31,
	2011	Adjusted 2010 (b)	2011	Adjusted 2010 (b)
Sales	$640.4	$617.8	$2,863.5	$2,621.9
Operating (loss) income	(39.8)	29.8	233.0	174.6
Net income	12.3	89.9	172.6	162.6
Basic earnings per share	$0.14	$0.96	$1.87	$1.75
Diluted earnings per share	$0.13	$0.92	$1.83	$1.69

Senior management uses comparisons of net income and diluted earnings per share (EPS) before adjustments to assess performance and facilitate comparability of results with prior periods. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measure calculated and presented in accordance with GAAP.

Reconciliation to Consolidated Statements of Operations	Three Months Ended December 31, 2011		Adjusted Three Months Ended December, 2010 (b)
	$	EPS	$	EPS
Net income	$12.3	$0.13	$89.9	$0.92
SunBelt equity income, after tax	—	—	(3.5)	(0.03)
Special items, after tax (Attachment 2)	45.3	0.49	3.3	0.03
Tax adjustments (a)	(40.9)	(0.44)	(75.3)	(0.77)

Adjusted net income / EPS	$16.7	$0.18	$14.4	$0.15

Reconciliation to Consolidated Statements of Operations	Year Ended December 31, 2011		Adjusted Year Ended December 31, 2010 (b)
	$	EPS	$	EPS
Net income	$172.6	$1.83	$162.6	$1.69
SunBelt equity income, after tax	(3.7)	(0.04)	(14.7)	(0.14)
Special items, after-tax (Attachment 2)	(30.5)	(0.32)	15.8	0.16
Tax adjustments (a)	(42.3)	(0.45)	(88.3)	(0.92)

Adjusted net income / EPS	$96.1	$1.02	$75.4	$0.79

(a)	Tax adjustments include the net tax loss (benefit) from one-time foreign and domestic income tax items and deferred income tax valuation allowance adjustments on deferred tax assets.
(b)	Amounts have been adjusted to reflect the change in accounting principle related to pension and other post-retirement benefits as discussed in our Current Report on Form 8-K furnished to the SEC on April 28, 2011.

Attachment 2

PolyOne Corporation and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

Special items (c):	Three Months Ended December 31,		Year Ended December 31,
	2011	Adjusted 2010 (b)	2011	Adjusted 2010 (b)
Cost of sales
Employee separation and plant phaseout costs	$(0.1)	$(0.9)	$(1.2)	$(2.0)
Insurance reimbursements	0.1	2.3	3.3	21.4
Environmental remediation costs	(1.8)	(10.3)	(9.7)	(20.5)
Acquisition related costs	(1.3)	—	(1.4)	—
Pension mark-to-market adjustment	(2.5)	(0.6)	(2.5)	(0.5)

Impact on cost of sales	(5.6)	(9.5)	(11.5)	(1.6)

Selling and administrative
Employee separation and plant phaseout costs	(0.9)	(0.3)	(1.6)	(1.1)
Legal	—	(1.6)	—	0.3
Acquisition related costs	(3.2)	—	(5.2)	—
Pension mark-to-market adjustment	(81.3)	(9.1)	(81.3)	(9.1)

Impact on selling and administrative	(85.4)	(11.0)	(88.1)	(9.9)

Gain on sale of investment in equity affiliates	18.1	16.3	146.3	16.3

Impact on operating income	(72.9)	(4.2)	46.7	4.8

Other income (expense), net
Gains associated with acquisitions/divestitures	0.3	0.1	0.8	0.5
Royalty income	0.1	—	1.5	—
Loss on early extinguishment of debt	(0.9)	(0.1)	(0.9)	(29.5)

Impact on other income	(0.5)	—	1.4	(29.0)

Impact on income before income taxes	(73.4)	(4.2)	48.1	(24.2)

Income tax benefit (expense) on special items	28.1	0.9	(17.6)	8.4

Impact of special items on net income	$(45.3)	$(3.3)	$30.5	$(15.8)

Basic impact per common share	$(0.50)	$(0.04)	$0.33	$(0.17)
Diluted impact per common share	$(0.49)	$(0.03)	$0.32	$(0.16)

Weighted average shares used to compute earnings per share:
Basic	89.9	93.7	92.2	93.1
Diluted	91.9	97.4	94.3	96.0

(c)	Special items is a non-GAAP financial measure. Special items include charges related to specific strategic initiatives or financial restructurings such as: consolidation of operations; debt extinguishment costs; employee separation costs resulting from personnel reduction programs, plant phaseout costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other postretirement benefit plans; environmental remediation costs, fines or penalties for facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results or the effect of adverse determinations by regulatory agencies relating to accounting principles or treatment.

Attachment 3

PolyOne Corporation and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	Adjusted 2010 (b)	2011	Adjusted 2010 (b)
Sales	$640.4	$617.8	$2,863.5	$2,621.9
Cost of sales	543.6	530.8	2,400.8	2,193.1

Gross margin	96.8	87.0	462.7	428.8
Selling and administrative expense	154.7	79.4	381.7	296.2
Income related to equity affiliates	18.1	22.2	152.0	42.0

Operating (loss) income	(39.8)	29.8	233.0	174.6
Interest expense, net	(8.5)	(8.3)	(33.7)	(31.5)
Premium on early extinguishment of debt	(0.9)	(0.1)	(0.9)	(29.5)
Other (expense) income, net	(0.2)	(0.1)	0.3	(2.3)

(Loss) Income before income taxes	(49.4)	21.3	198.7	111.3
Income tax benefit (expense)	61.7	68.6	(26.1)	51.3

Net income	$12.3	$89.9	$172.6	$162.6

Earnings per common share:
Basic earnings	$0.14	$0.96	$1.87	$1.75
Diluted earnings	$0.13	$0.92	$1.83	$1.69

Cash dividends declared per common share	$0.04	$—	$0.16	$—

Weighted-average shares used to compute earnings per share:
Basic	89.9	93.7	92.2	93.1
Diluted	91.9	97.4	94.3	96.0

Equity affiliates earnings recorded by PolyOne:
SunBelt	$18.1	$5.5	$152.0	$23.1
Other equity affiliates	—	16.7	—	18.9

Income related to equity affiliates	$18.1	$22.2	$152.0	$42.0

Attachment 4

PolyOne Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	(Unaudited) December 31, 2011	Adjusted December 31, 2010 (b)
Assets
Current assets:
Cash and cash equivalents	$191.9	$378.1
Accounts receivable, net	321.0	294.5
Inventories	245.2	211.3
Other current assets	85.4	55.1

Total current assets	843.5	939.0
Property, net	393.6	374.4
Investment in equity affiliates	—	2.7
Goodwill	396.7	164.1
Other intangible assets, net	342.5	67.8
Deferred income tax assets	8.8	59.7
Other non-current assets	95.4	64.2

Total assets	$2,080.5	$1,671.9

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$3.0	$20.0
Accounts payable	294.8	269.0
Accrued expenses	144.6	145.8

Total current liabilities	442.4	434.8
Long-term debt	704.0	432.9
Post-retirement benefits other than pensions	18.9	19.4
Pension benefits	203.6	154.5
Other non-current liabilities	123.3	114.3
Shareholders’ equity	588.3	516.0

Total liabilities and shareholders’ equity	$2,080.5	$1,671.9

Attachment 5

PolyOne Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2011	Adjusted 2010 (b)	2011	Adjusted 2010 (b)
Operating Activities
Net income	$12.3	$89.9	$172.6	$162.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15.1	13.7	57.5	55.2
Deferred income tax provision	(31.9)	(73.1)	3.6	(69.0)
Debt extinguishment costs	0.9	0.1	0.9	27.8
Provision for doubtful accounts	0.2	0.5	2.0	2.5
Stock compensation expense	1.4	1.2	5.4	4.4
Companies carried at equity:
Income related to equity affiliates	(18.1)	(22.2)	(152.0)	(42.0)
Dividends and distributions received	—	12.6	6.0	24.2
Change in assets and liabilities, net of acquisitions:
Decrease (increase) in accounts receivable	75.0	53.1	5.4	(24.9)
Decrease (increase) in inventories	26.6	22.6	4.7	(29.2)
(Decrease) increase in accounts payable	(45.4)	(41.2)	13.8	31.9
Increase (decrease) in pensions and other post-retirement benefits	61.2	(12.1)	30.2	(38.0)
(Decrease) increase in accrued expenses and other	(44.0)	13.3	(77.6)	35.3

Net cash provided by operating activities	53.3	58.4	72.5	140.8

Investing Activities
Capital expenditures	(22.0)	(20.6)	(54.1)	(39.5)
Business acquisitions, net of cash acquired	(486.6)	(3.3)	(508.4)	(3.3)
Proceeds from sale of equity affiliate and other assets	0.4	33.3	140.0	41.1

Net cash (used) provided by investing activities	(508.2)	9.4	(422.5)	(1.7)

Financing Activities
Repayment of short-term debt	—	—	—	(0.4)
Issuance of long-term debt, net of debt issuance costs	285.5	—	285.5	353.6
Repayment of long-term debt	(22.9)	(1.1)	(42.9)	(317.1)
Payment of debt extinguishment costs	(0.9)	(0.1)	(0.9)	(27.8)
Purchase of common stock for treasury	(21.0)	—	(73.6)	—
Exercise of stock awards	0.5	3.5	6.9	7.4
Cash dividends paid	(3.6)	—	(11.1)	—

Net cash provided by financing activities	237.6	2.3	163.9	15.7

Effect of exchange rate changes on cash	(0.6)	0.1	(0.1)	0.6

(Decrease) Increase in cash and cash equivalents	(217.9)	70.2	(186.2)	155.4
Cash and cash equivalents at beginning of period	409.8	307.9	378.1	222.7

Cash and cash equivalents at end of period	$191.9	$378.1	$191.9	$378.1

Attachment 6

Business Segment and Platform Operations (Unaudited)

(In millions)

Operating income at the segment level does not include: special items as defined on Attachment 2; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended December 31,		Year Ended December 31,
	2011	Adjusted 2010 (b)	2011	Adjusted 2010 (b)
Sales:
Global Specialty Engineered Materials	$128.2	$126.7	$575.1	$517.4
Global Color, Additives and Inks	119.8	124.2	544.6	527.4

Specialty Platform	248.0	250.9	1,119.7	1,044.8
Performance Products and Solutions	188.9	175.9	865.4	776.3
PolyOne Distribution	229.0	216.2	996.5	911.9
Corporate and eliminations	(25.5)	(25.2)	(118.1)	(111.1)

Sales	$640.4	$617.8	$2,863.5	$2,621.9

Gross margin:
Global Specialty Engineered Materials	$26.5	$29.1	$125.3	$121.0
Global Color, Additives and Inks	30.5	29.5	138.1	124.4

Specialty Platform	57.0	58.6	263.4	245.4
Performance Products and Solutions	22.7	18.2	112.7	103.9
PolyOne Distribution	22.4	20.3	101.4	87.2
Corporate and eliminations	(5.3)	(10.1)	(14.8)	(7.7)

Gross margin	$96.8	$87.0	$462.7	$428.8

Selling and administrative:
Global Specialty Engineered Materials	$(18.3)	$(17.7)	$(79.4)	$(71.3)
Global Color, Additives and Inks	(21.8)	(22.7)	(94.7)	(89.3)

Specialty Platform	(40.1)	(40.4)	(174.1)	(160.6)
Performance Products and Solutions	(12.6)	(11.8)	(50.3)	(49.9)
PolyOne Distribution	(10.5)	(10.7)	(45.4)	(45.2)
SunBelt Joint Venture	—	(1.0)	(0.7)	(4.2)
Corporate and eliminations	(91.5)	(15.5)	(111.2)	(36.3)

Selling and administrative	$(154.7)	$(79.4)	$(381.7)	$(296.2)

Operating income (loss):
Global Specialty Engineered Materials	$8.2	$11.4	$45.9	$49.7
Global Color, Additives and Inks	8.7	7.2	43.4	37.7

Specialty Platform	16.9	18.6	89.3	87.4
Performance Products and Solutions	10.1	6.4	62.4	54.0
PolyOne Distribution	11.9	9.6	56.0	42.0
SunBelt Joint Venture	—	4.5	5.0	18.9
Corporate and eliminations	(78.7)	(9.3)	20.3	(27.7)

Operating income	$(39.8)	$29.8	$233.0	$174.6

Specialty Platform consists of our two specialty businesses: Global Specialty Engineered Materials; and Global Color, Additives and Inks. We present Specialty Platform sales, gross margin, selling and administration, and operating income because management believes that this is useful information to investors in highlighting our collective progress in advancing our specialization strategy.

Attachment 7

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items and excluding the results of the divested SunBelt equity investment to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See Attachment 2 for a definition of special items.

Reconciliation to Consolidated Statements of Operations	Three Months Ended December 31,		Year Ended December 31,
	2011	Adjusted 2010 (b)	2011	Adjusted 2010 (b)
Sales	$640.4	$617.8	$2,863.5	$2,621.9

Gross margin before special items	$102.4	$96.5	$474.2	$430.4
Special items in gross margin (Attachment 2)	(5.6)	(9.5)	(11.5)	(1.6)

Gross margin – GAAP	$96.8	$87.0	$462.7	$428.8

Gross margin before special items as a percent of sales	16.0%	15.6%	16.6%	16.4%

Operating income adjusted	$33.1	$28.5	$180.6	$146.7
SunBelt equity income	—	5.5	5.7	23.1
Special items in operating income (Attachment 2)	(72.9)	(4.2)	46.7	4.8

Operating (loss) income - GAAP	$(39.8)	$29.8	$233.0	$174.6

Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated and presented in accordance with GAAP.

Reconciliation to Consolidated Statements of Cash Flows	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net cash provided by operating activities	$53.3	$58.4	$72.5	$140.8
Net cash (used) provided by investing activities	(508.2)	9.4	(422.5)	(1.7)

Free cash flow	$(454.9)	$67.8	$(350.0)	$139.1

Senior management uses net debt as a measure of our financial position. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated and presented in accordance with GAAP.

Reconciliation to Condensed Consolidated Balance Sheets	(Unaudited) December 31, 2011	December 31, 2010
Current portion of long-term debt	$3.0	$20.0
Long-term debt	704.0	432.9
Less cash and cash equivalents	(191.9)	(378.1)

Net debt	$515.1	$74.8

Calculation of Return on Sales Calculation	Year Ended December 31, 2011
Performance Products and Solutions Sales	$865.4
Performance Products and Solutions Operating Income	62.4

Performance Products and Solutions – Return on Sales	7.2%